EX-10.21

                            SHARE EXCHANGE AGREEMENT

                    This SHARE EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of January 30, 2006, is by and among Strong Technical Inc., a Delaware corporation (the "PARENT"), Falcon Link Investment Limited, a corporation formed under the laws of the British Virgin Islands (the "COMPANY"), the stockholders of the Company signatory hereto (the "STOCKHOLDERS") and as to Articles IV, VIII and IX only, Kevin Halter, Jr. ("HALTER").

                                   BACKGROUND

                    The Company has 10,000 shares of capital stock (the "COMPANY STOCK") outstanding, all of which are held by the stockholders. Each of the Stockholders is the record and beneficial owner of the number of shares of Company Stock set forth opposite such Stockholder's name on EXHIBIT A. Each of the Stockholders has agreed to transfer all of his, her or its (hereinafter "ITS") shares of Company Stock in exchange for the number of newly issued shares of Common Stock, par value $0.001 per share, of the Parent (the "PARENT STOCK") listed opposite such Stockholder's name on EXHIBIT A, which in the aggregate amount to a total of 397,676,704 shares of Parent Stock (the "SHARES").

                    The exchange of Company Stock for Parent Stock is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "CODE"), as amended or such other tax free reorganization exemptions that may be available under the Code.

                    Halter beneficially owns approximately 18.0% of the issued and outstanding Parent stock as of the date hereof.

                    The Board of Directors of the Parent and of the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

                                    AGREEMENT

                  NOW THEREFORE, the parties agree as follows:

 ARTICLE I

                               EXCHANGE OF SHARES

      SECTION  1.01.  EXCHANGE  BY  STOCKHOLDERS.  At the Closing (as defined in
Section 1.02 below), each of the Stockholders shall sell, transfer, convey, assign and deliver to the Parent its Company Stock free and clear of all Liens (as defined in section 2.01 below) in exchange for the Parent Stock listed on EXHIBIT A opposite such Stockholder's name.

      SECTION 1.02. CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby (the "TRANSACTIONS") shall take place on the date hereof or on such later date as the parties hereto may agree (the "CLOSING DATE").

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 ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

      Each of the Stockholders hereby severally (and not jointly) represents and warrants to the Parent with respect to itself, as follows:

      SECTION 2.01. GOOD TITLE. The Stockholder is the record and beneficial owner, and has good title to its Company stock, with the right and authority to sell and deliver such Company stock to the Parent. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Parent as the new owner of the Company Stock in the share register of the Company, the Parent will receive good title to its Company Stock, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances (collectively, "LIENS").

      SECTION 2.02. ORGANIZATION AND STANDING OF STOCKHOLDERS. If the Stockholder is an entity, such Stockholder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      SECTION 2.03. POWER AND AUTHORITY. Each Stockholder that is an entity has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the stockholders to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

      SECTION 2.04. NO CONFLICTS. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("GOVERNMENTAL ENTITY") under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, "LAWS"); (ii) will not violate any Laws applicable to such Stockholder and (iii) will not violate or breach any contractual obligation to which such Stockholder is a party.

      SECTION 2.05. NO FINDER'S FEE. The Stockholder has not created any obligation for any finder's, investment banker's or broker's fee in connection with the Transactions.

      SECTION 2.06. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Parent Stock to be issued to the Stockholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the stockholder has no present intention

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of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws.

      SECTION 2.07. AVAILABLE INFORMATION. The Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Parent.

      SECTION 2.08. NON-REGISTRATION. The Stockholder understands that the Parent Stock to it under this Agreement has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder's representations as expressed herein.

      SECTION 2.09. RESTRICTED SECURITIES. The Stockholder understands that the Parent stock is characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplate's that, if acquired by the Stockholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering. The Stockholder further acknowledges that if the Parent Stock is issued to the Stockholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. In this connection, the Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in EFFECT, and understands the resale limitations imposed thereby and by the Securities Act.

      SECTION 2.10. LEGENDS. It is understood that the certificates representing Parent Stock to be issued under this Agreement will bear one or all of the following legends or any legend substantially similar to the following:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

            (b) Any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      In order to induce the Parent to enter into this Agreement and to issue the Shares to the Stockholders, the Company hereby makes the following representations and warranties to the Parent and Halter:

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      SECTION  3.01.  ORGANIZATION,   STANDING  AND  POWER.  The  Company  is  a
corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a material Adverse Effect. For the purposes of this Agreement: (a) "SUBSIDIARY" shall mean, with respect to any corporation or other entity, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such corporation or other entity and/or any of its other Subsidiaries, and (b) "MATERIAL ADVERSE EFFECT" any adverse effect on an entity's business, operations, assets, prospects or financial condition of such entity and its Subsidiaries, taken as a whole, and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by such entity or any of its subsidiaries of their respective obligations hereunder.

      SECTION 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS. SCHEDULE 3.02 hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      SECTION 3.03. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000 shares, of which, 10,000 shares are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. Except as set forth on SCHEDULE 3.03 hereto, the company is the sole record and beneficial owner of all of the issued and outstanding capital stock of each of its Subsidiaries- All outstanding shares of the capital stock of the Company and each of its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporation law or any contract to which the Company is a party or otherwise bound. Except as set forth on SCHEDULE 3.03 hereto, there are not any bonds, debentures, notes or other indebtedness of Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of ordinary shares of the Company or any capital stock of its subsidiaries may vote ("VOTING COMPANY DEBT"). Except as

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set forth above,  as of the date of this  Agreement,  there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company or of any of its subsidiaries. Except as set forth in SCHEDULE 3.03 hereto, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

      SECTION 3-04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by equitable principles or remedies of general application.

      SECTION 3.05. NO CONFLICTS; CONSENTS.

            (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Memorandum of Association or Articles of Association of the Company or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement , instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company

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      or any of its  Subsidiaries  or by  which  any  property  or  asset of the
      Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clause (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which, singularly or in the aggregate, do not and will not have a Material Adverse Effect. Neither The Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the this Agreement or the Merger Agreement.

            (b) Except as set forth in SCHEDULE 3.05 hereto and except for required filings with the securities and Exchange commission (the "COMMISSION,,) and applicable "Blue sky" or state securities commissions, no material consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

      SECTION 3.06. TAXES. Except as set forth on SCHEDULE 3.06 hereto, the Company and each of its Subsidiaries has accurately prepared and filed all governmental and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and its Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      SECTION 3.07. EMPLOYEES. Neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary of the Company has and, after giving effect to the Transactions, will not have, any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since September 30, 2005, no officer, consultant or key employee of the Company or any subsidiary of the Company whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary of the Company.

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      SECTION 3.08. LITIGATION.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the company or any of its subsidiaries which questions the validity of this Agreement or the Transactions or any action taken or to he taken pursuant hereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary of the Company or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary of the Company or any officers or directors of the Company or any subsidiary of the Company in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

      SECTION 3.09. COMPLIANCE WITH APPLICABLE LAWS. The business of the Company and its Subsidiaries has been and is presently being conducted in accordance with all applicable governmental laws, rules, regulations and ordinances, except as set forth on SCHEDULE 3.09 hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.10. BROKERS; SCHEDULE OF FEES AND EXPENSES. Except as set forth on SCHEDULE 3.10 hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders, structuring fees, financial advisory fees or other similar fees in connection with this Agreement or the Transactions.

      SECTION  3.11.  CONTRACTS.  Except for this  Agreement and as set forth on
SCHEDULE 3.11 hereto, neither the company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission if the Company or any Subsidiary of the Company were registering securities under the Securities Act (collectively, "COMPANY MATERIAL AGREEMENTS"). Except as set forth on SCHEDULE 3.11 hereto, the Company and each Subsidiary of the Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not now, and after giving effect to the Transactions will not be, in default under any the Company Material Agreement now in effect, the result of which could cause a material Adverse Effect.

      SECTION 3.12. TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has and, after giving effect to the Transactions, will continue to have, good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on

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      SCHEDULE 3.12 hereto or such that,  individually  or in the aggregate,  do not have a material Adverse Effect. All material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

      SECTION 3.13. INTELLECTUAL PROPERTY. SCHEDULE 3.13 contains a complete and correct list of all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing held by the Company or any of its Subsidiaries (collectively, the "COMPANY PROPRIETARY RIGHTS"). The Company and each of its Subsidiaries owns or possesses and, after giving effect to the Transactions, will continue to own or possess, all the Company Proprietary Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. Except as disclosed on SCHEDULE 3.13 hereto, (i) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency or will become unenforceable or otherwise invalid as a result of the Transactions, and (ii) as of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Company Proprietary Rights by others that could have a material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

      SECTION 3.14.  ENVIRONMENTAL  COMPLIANCE.  Except as disclosed on SCHEDULE
3.14 hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Company Environmental Laws for the operation of their respective businesses as currently conducted and for the consummation of the Transactions. SCHEDULE 3.14 hereto sets forth all material permits, licenses and other authorizations issued under any Company Environmental Laws to the Company or its Subsidiaries. "COMPANY ENVIRONMENTAL LAWS" shall mean all governmental laws applicable to the company or any of its Subsidiaries relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on SCHEDULE 3.14 hereto, the Company has and, after giving effect to the Transactions, will continue to have, all necessary governmental approvals required under all the Company Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Company
Environmental Laws where non-compliance could have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the company or its Subsidiaries that violate or may violate any Company Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Company Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "COMPANY ENVIRONMENTAL LIABILITIES" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) currently in existence or arising hereafter and which arise under or relate to any Company Environmental Law.

      SECTION 3.15. FINANCIAL STATEMENTS. As of their respective dates, the financial statements of the company and its subsidiaries (the "COMPANY FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements OR THE notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position OF THE COMPANY and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      SECTION 3.16. NO MATERIAL ADVERSE CHANGE. Since September 30, 2005, no event or condition has occurred with respect to Falcon and/or its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed on SCHEDULE 3.16 hereto.

      SECTION 3.17. TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth on SCHEDULE 3.17 hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the company, any subsidiary of the Company or any of their respective its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary of the Company or any MEMBER OF the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

      SECTION 3.18. INTERNAL ACCOUNTING CONTROLS. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the company and its subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to he obligations or accounts receivable of the Company or its Subsidiary of the Company. The company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      SECTION 3.19. NO UNDISCLOSED LIABILITIES.  Except as disclosed on SCHEDULE
3.19 hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet as of September 30, 200S included in the Company Financial Statements or incurred in the ordinary course of the Company's or its subsidiaries respective businesses since September 30, 2005, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

      SECTION 3.20. INDEBTEDNESS. SCHEDULE 3.20 hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary of the Company, or for which the Company or any Subsidiary of the Company has commitments, which Indebtedness is not disclosed in the Company Financial Statements. Neither the Company nor any Subsidiary of the Company is in default with respect to any Indebtedness. For the purposes of this Agreement, "INDEBTEDNESS" shall mean (i) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and
(iii) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

      SECTION 3.21. DISCLOSURE. To the best of the Company's knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Parent by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      SECTION 3.22. ADDITIONAL AGREEMENTS. Other than this Agreement, the Company does not have any agreement or understanding with the Parent or any other person or entity with respect to the Transactions or any other transactions contemplated by this Agreement.

      SECTION  3.23.  A13SENCE OF CERTAIN  DEVELOPMENTS.  Except as set forth on
SCHEDULE 3.22 hereto, since September 30, 2005, neither the Company nor any Subsidiary has:

            (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

            (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

            (c) discharged or satisfied any material lien or encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

            (f) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, which sale, assignment or transfer has had a Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Parent or its representatives;

            (g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (b) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (i) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

            (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

            (k) made charitable contributions or pledges in excess of $25,000;

            (1) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (m) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or entered into an agreement, written or otherwise, to take any of the foregoing actions.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

                    In order to induce the Company and the Stockholders to enter into this Agreement and to induce the Stockholders to exchange their Company stock for the Shares, the Parent and Halter hereby jointly and severally make the following representations and warranties to the Company and the
 Stockholders:

      SECTION 4.01. ORGANIZATION, GOOD STANDING AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Parent does not have any Subsidiaries or own securities of any kind in any other entity. Parent is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a material Adverse Effect.

      SECTION 4.02. SUBSIDIARIES. PRIOR TO giving effect to the Transactions, the Parent has no Subsidiaries.

      SECTION 4.03. CAPITALIZATION. The authorized capital stock of Parent and the shares thereof issued and outstanding as of January 30, 2006, prior to and after giving effect to the issuance of the shares of Parent stock in the Transactions, are set forth on SCHEDULE 4.03 hereto. All of the outstanding shares of Parent Stock and any other security of Parent have been duly and validly authorized, and, to the extent applicable, are validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 4.03 hereto, no shares of Parent Stock or any other security of Parent are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Parent. Furthermore, except as set forth on SCHEDULE 4.03 hereto, there are no contracts, commitments, understandings, or arrangements by which Parent is or may become bound to issue additional shares of the capital stock of Parent or options, securities or rights convertible into shares of capital stock of Parent. Except as provided on SCHEDULE 4.03 hereto, Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on SCHEDULE 4.03, Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of Parent. Except as set forth on SCHEDULE
4.03 hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of Parent issued prior to the Closing complied with all applicable federal and state securities laws, and to the best knowledge of Parent, no holder of such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto which could have a Material Adverse Effect. Parent has furnished or made available to the stockholders and the Company true and correct copies of

Parent's Certificate Of Incorporation as in effect on the date hereof (the "PARENT CHARTER"), and Parent's Bylaws as in effect on the date hereof (the "PARENT BYLAWS")


      SECTION 4.04. AUTHORITY; ENFORCEMENT. Parent has the REQUISITE CORPORATE power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Parent or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by Parent. This Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in ac cordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, recivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by equitable principles or remedies of general application

      SECTION 4.05. NO CONFLICTS. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Parent is a party or by which Parent's properties or assets are bound,
(iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of Parent or any of its Subsidiaries under any agreement or any commitment to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary is bound or by which any of their respective PROPERTIES OR ASSETS ARE bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Parent or any Subsidiary or by which any property or asset of Parent or any Subsidiary is bound or affected, except, in the case of
(i) above and in all cases other than violations pursuant to clause (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of Parent is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations, which singularly or in the aggregate, do not and will not have a Material Adverse Effect. Parent is not required under f ederal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares, in accordance with the terms hereof or thereof (other than any filings which may be required to be made by Parent with the Commission or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

      SECTION 4.06. COMMISSION DOCUMENTS; COMMISSION FILINGS; FINANCIAL STATEMENTS. The Parent Stock is not currently registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), but the Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including, but not limited to, current reports on Form 8-K (and all of the foregoing, including filings incorporated by reference therein, filed prior to the date hereof being referred to herein as the "COMMISSION DOCUMENTS"). At the time of its filing, Parent's Form 10-QSB for the fiscal quarter ended December 31, 2005 (the "FORM 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, Parent's Form 10-KSB for the fiscal year ended June 30, 2005 (the "FORM 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-KSB did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      SECTION 4.07. ISSUANCE OF SECURITIES. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Parent Stock.

      SECTION  4.08.  ABSENCE  OF CERTAIN  DEVELOPMENTS.  Except as set forth on
SCHEDULE 4.08 hereto, since December 31, 2005, Parent has not;

            (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

            (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of Parent's business;

            (c) discharged or satisfied any material lien or encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

            (f) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, which sale, assignment or transfer has had a Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or their representatives;

            (g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (i) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

            (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

            (k) made charitable contributions or pledges in excess of $25,000;

            (1) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (m) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

            (n) entered into an agreement, written or otherwise, to take any of the foregoing actions.

      SECTION 4.09. TAXES. Parent has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of Parent for all current taxes and other charges to which Parent is subject and which are not currently due and payable. None of the federal income tax returns of Parent has been audited by the Internal Revenue Service. Parent has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Parent for any period, nor of any basis for any such assessment, adjustment or contingency.

      SECTION 4.10. EMPLOYERS. Parent has no employees.

      SECTION 4.11. ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by Parent which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"); provided that, if any Stockholder, or any person or entity that owns a beneficial interest in any Stockholder, is an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA) with respect to which Parent is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met . As used in this Section 4.11, the term "PLAN" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Parent or any Subsidiary or by any trade or business, whether or not incorporated, which, together with Parent or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

      SECTION 4.12. LITIGATION. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of Parent, threatened against Parent which questions the validity of this Agreement or any of the Transactions or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of Parent, threatened against or involving Parent or any of its properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Parent or any officers or directors of Parent in their capacities as such, which, individually or in the aggregate, would have a Material Adverse Effect.

      SECTION 4.13. COMPLIANCE WITH LAW. The business of Parent has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in SCHEDULE 4.13 or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. Parent has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION  4.14.  CONTRACTS.  Except for this  Agreement and as set forth on
SCHEDULE 4.14 hereto, Parent is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the commission if Parent were registering securities under the Securities Act (collectively, "PARENT MATERIAL AGREEMENTS"). Except as set forth on SCHEDULE
4.14 hereto, Parent has in all material respects performed all the obligations required to be performed by Parent to date under the Parent Material Agreements, has received no notice of default and, to the best of Parent's knowledge, is not in default under any Parent Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement (other than the as provided to any preferred stock now or hereinafter created by a certificate of designation), commitment, obligation (other than any obligation imposed by state law), plan or arrangement of Parent limits or shall limit the payment of dividends on the Parent Stock.

      SECTION 4.15. TITLE TO ASSETS. The Parent has good and marketable title to all of its real and personal property, if any, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on SCHEDULE 4.15 hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect.

      SECTION 4.16. INTELLECTUAL PROPERTY. SCHEDULE 4.16 contains a complete and correct list of all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing held by Parent (collectively, the "PARENT PROPRIETARY RIGHTS"). Parent owns or possesses all the Parent Proprietary Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. As of the date of this Agreement, Parent has not received any written notice that any Parent Proprietary Rights have been DECLARED unenforceable or otherwise invalid by any court or governmental agency, and there is, to the knowledge of Parent, no material existing infringement, misuse or misappropriation of any Parent Proprietary Rights by others that could have a material Adverse Effect. Parent has not received any written notice alleging that the operation of the business of Parent infringes in any material respect upon the intellectual property rights of others.

      SECTION 4.17. NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, no event has occurred which has or could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.18. NO UNDISCLOSED LIABILITIES. Parent has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of Parent's business since December 31, 2005, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on Parent.

      SECTION 4.19. TRANSACTIONS WITH AFFILIATES. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) Parent or any of its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of Parent, or any person owning any capital stock of Parent or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

      SECTION 4.20. BOOKS AND RECORDS; INTERNAL ACCOUNTING CONTROLS. The books, records and documents of Parent accurately reflect in all material respects the information relating to the business of Parent, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Parent. Parent maintains a system of internal accounting controls sufficient, in the judgment of Parent's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      SECTION 4.21. No UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31, 2005, except as disclosed on SCHEDULE 4.21 hereto, no event or circumstance has occurred or exists with respect to Parent or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed.

      SECTION 4.22. GOVERNMENTAL APPROVALS. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the Transactions, or, except as set forth in this Agreement, for the performance by Parent of its obligations under this Agreement.

      SECTION 4.23. INDEBTEDNESS. THE PARENT HAS NO secured nor unsecured Indebtedness, and has no Indebtedness for which the Parent has commitments.

      SECTION 4.24. PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. Parent is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding company Act of 1935, as amended. Parent is not, and as a result of and immediately upon closing and after giving effect to the Transactions will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4-25. DISCLOSURE. To the best of Parent's knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Company or the Stockholders by or on BEHALF OF Parent in connection with the Transactions and this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      SECTION 4.26. CERTAIN FEES. The Parent has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders, structuring fees, financial advisory fees or other similar fees in connection with the Transactions or this Agreement.

      SECTION 4.27.  ENVIRONMENTAL  COMPLIANCE.  Except as disclosed on SCHEDULE
4.27  hereto,  Parent  has  obtained  all  material  approvals,   authorization,
certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any U.S. Environmental Laws. THE PARENT HAS NO permits, licenses and other authorizations issued under any U.S. Environmental Laws to Parent. "U.S. ENVIRONMENTAL LAWS" shall mean all U.S- Federal or state laws applicable to Parent relating to the protection of the environment including,
without  limitation,  all  requirements  pertaining  to  reporting,   licensing,
permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Parent has all necessary governmental approvals required under all U.S. Environmental Laws and used in its business, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. Parent is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws where non-compliance could have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect or as disclosed on SCHEDULE 4.27, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Parent that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any U.S. Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "ENVIRONMENTAL LIABILITIES" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) currently in existence or arising hereafter and which arise under or relate to any U.S. Environmental Law.

      SECTION  4.28.   SECURITIES  ACT  OF  1933.   Assuming  the  accuracy  and
completeness of the representations, warranties and covenants of the Stockholders contained herein, the Parent has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder and no registration under the Securities Act is required for the offer and sale of the Shares by the Parent to the Stockholders under this Agreement. Neither Parent nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to require registration of the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither Parent nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of any of the Shares. The Parent is eligible to register the Parent Stock for resale by any holder thereof (including, but not limited to, the stockholders) under Form S-1 promulgated under the Securities Act. Except as set forth on SCHEDULE 4.28 hereto, the Parent has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Parent registered with the Commission or any other governmental authority that have not been satisfied.

      SECTION 4.29. PRESS RELEASES. The press releases, if any, disseminated by the Parent during the twelve months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

      SECTION 4.30. SOLVENCY. Based on the financial condition of the Parent as of the Closing Date (and assuming that the Closing and the consummation of the Transactions shall have occurred), (i) the Parent's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

      SECTION 4.31. LISTING AND MAINTENANCE REQUIREMENTS. Except as set forth on
SCHEDULE 4.32 hereto, the Parent has not, in the two years preceding the date hereof, received notice from any trading market to the effect that the Parent is not in compliance with the listing or maintenance requirements thereof. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Stock on the trading market on which the Parent Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Stock is currently listed or quoted.

      SECTION 4.32. APPLICATION OF TAKEOVER PROTECTIONS. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent's Charter (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Stockholders as a result of the Stockholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Parent's issuance of the Shares and the stockholders, ownership of the Shares.

      SECTION 4.33. NO ADDITIONAL AGREEMENTS. The Parent does not have any agreement or understanding with any Stockholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

                                    ARTICLE V

                                   DELIVERIES

SECTION 5.01. DELIVERIES OF THE STOCKHOLDERS.

      (a) Concurrently herewith each stockholder is delivering to the Parent this Agreement executed by such stockholder along with the schedules to the representations and warranties of the Stockholders.

      (b) At or prior to the Closing, each Stockholder shall deliver to the Parent (subject to the provisions of Section 6.01):

            (i) certificates representing such Stockholder's Company Stock; and

                  (ii)  DULY   EXECUTED   STOCK   POWERS  FOR  transfer  by  the
            Stockholder of its company stock to the Parent.

SECTION 5.02. DELIVERIES OF THE PARENT.

      (a) Concurrently herewith, the Parent is delivering:

            (i) to each Stockholder and to the Company, a copy of this Agreement executed by the Parent along with the Schedules to the representations and warranties of the Parent;

            (ii) to the Company, a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect;

            (iii) to the Company, a letter of resignation of Kevin Halter, Jr. and Pam J. Halter from all offices each of them holds with the Parent effective upon the Closing and from their position as a director of the Parent that will become effective upon the consummation of the Closing;

            (iv) to the Company, resolutions of the Board of Directors evidencing the appointment of the persons set forth on SCHEDULE 5.02 (A)
      (IV) to the  offices of the Parent set forth  opposite  their name on such
      SCHEDULE 5.02 (A) (IV) effective upon the consummation of the Closing;

            (v) to the Company the results of UCC, judgment lien and tax lien searches with respect to the Parent, the results of which indicate no liens on the assets of the Parent;

            (vi) to the Company, an opinion of counsel to the Parent and substantially in the form attached hereto as EXHIBIT B;

            (vii) to the Company, all books and records of the Parent.

      (b) At or immediately after the Closing, the Parent shall deliver (subject to the provisions of section 6.02):

            (i) to each Stockholder, certificates representing the new shares of Parent Common Stock issued to such Stockholder as set forth on EXHIBIT A; and

            (ii) to the Company, the Advisory Agreement, dated as of the date hereof, by and between the Company and HFG International, Limited (the "ADVISORY AGREEMENT"), executed by HFG International.

SECTION 5.03. DELIVERIES OF THE COMPANY.

      (a) Concurrently herewith, the Company is delivering to the Parent:

            (i) this Agreement executed by Company along with the Schedules to the representations and warranties of the Company; and

            (ii) the Advisory Agreement, executed by the company; and

            (iii) a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company's Memorandum of Association and Articles of Association and resolutions of the Board of Directors of the Company approving the Agreement and the Transactions are all true, complete and correct and remain in. full force and effect.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

      SECTION 60.1. STOCKHOLDER AND COMPANY CONDITIONS PRECEDENT. The obligations of the Stockholders and the Company to enter into and complete the Closing is subject, at the option of the Stockholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

            (a) REPRESENTATIONS AND COVENANTS. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect AS though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the company, if requested, a certificate, dated the Closing Date, to the foregoing effect.

            (b) LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

            (c) NO MATERIAL ADVERSE CHANGE. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2005 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

            (d) POST-CLOSING CAPITALIZATION. At, and immediately after, the Closing, the authorized' capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in SCHEDULE 6.01(D).

            (e) COMMISSION REPORTS. The Parent shall have filed all reports and other documents required to be filed by Parent under the U.S. federal securities laws through the Closing Date (which shall also include any filings required to be filed by a company with securities registered under
      Section 12 of the Exchange Act).

            (f) OTCBB QUOTATION. The Parent shall have maintained the eligibility of the Parent stock for quotation on the Over-the-Counter Bulletin Board and no event or circumstance shall exist on the Closing Date that would cause, or could reasonably be expected to cause, the Parent Stock to cease to be so eligible within forty-five (45) days following the Closing.

            (g) DELIVERIES. The deliveries specified in Section 5.02 shall have been made by the Parent.

      SECTION 6.02. PARENT CONDITIONS PRECEDENT. The obligations of the Parent to enter into and complete the Closing is subject, at the option of the Parent, to the fulfillment on or prior to the closing Date of the following conditions, any one or more of which may be waived by the Parent in writing

            (a) REPRESENTATIONS AND COVENANTS. The representations and warranties of the Stockholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Stockholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Stockholders and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

            (b) LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the

      Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

            (c) NO MATERIAL ADVERSE CHANGE. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2005 which has had or is reasonably likely to cause a company Material Adverse Effect.

            (d) DELIVERIES. The deliveries specified in Section 5-01 and Section
      5.03  shall  have  been  made  by  the   Stockholders   and  the  Company,
      respectively.

            (e) AUDITED FINANCIAL STATEMENTS AND FORM 8-K DISCLOSURE. The Company shall have provided the Parent with reasonable assurances that the Parent will be able to comply with its obligation to file a current report on Form 8-K within four (4) days following the Closing containing the requisite audited consolidated financial statements of the company and the requisite disclosure regarding the company required under Item 2.01(f) of Form 8-K.

            (f) POST-CLOSING CAPITALIZATION. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in SCHEDULE 6.01(D).

      SECTION 6.03. NO SUSPENSIONS OF TRADING IN PARENT STOCK; LISTING. Trading in the Parent Stock shall not have been suspended by the Commission or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Stock shall have been at all times since such date listed for trading on a trading market or eligible for quotation on Over-the-Counter Bulletin Board.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.01. BLUE SKY LAWS. Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Stock in connection with this Agreement and pursuant to the Transactions.

      SECTION 7.02. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      SECTION 7.03. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not this Agreement is consummated.

      SECTION 7.04. CONTINUED EFFORTS. Each party hereto shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

      SECTION 7.05. CONDUCT OF BUSINESS. During the period from the date hereof through the Closing Date, Parent and the Company shall carry on the their respective businesses in the ordinary and usual course consistent with past practice.

      SECTION 7.06. EXCLUSIVITY. The Parent shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of the Parent, or any assets of the Parent (including any acquisition structured as a merger, consolidation, share exchange or other business combination), (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (iii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the closing contemplated hereby. The Parent shall notify the Company immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      SECTION 7.07. FILING OF 8-K. Parent shall, and the Stockholders shall cause the Parent to, file, within four business days of the Closing Date, a current report on Form 8-K with the Commission disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of the Company and the requisite disclosure regarding the Company required under Item 2.01(f) of Form 8-K.

      SECTION 7.08. FURNISHING OF INFORMATION. As long as any Stockholder owns any shares and is not eligible to sell any shares under Rule 144(k), the Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act. As long as any Stockholder owns Shares and is not eligible to sell any Shares under Rule 144(k), if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the stockholders and make publicly available in accordance with Rule 144(c) promulgated by the Commission pursuant to the Securities Act, such information as is required for the Stockholder to sell the Shares under Rule 144. The Parent further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      SECTION 7.09. INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the acquisition of the shares by the stockholders pursuant to the Agreement, or that would be integrated with the offer or sale of the shares for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the securities to the stockholders.

      SECTION 7.10. NON-PUBLIC INFORMATION. Each of the Company and Parent covenant and agree that neither it nor any other person acting on their behalf will provide any stockholder or its agents or counsel with any information that the company or Parent believes constitutes material non-public information, unless prior thereto such Stockholder shall have executed a written agreement regarding the confidentiality and use of such information. Each of the Company and Parent understands and confirms that each Stockholder shall be relying on the foregoing representations in effecting transactions in securities of the Parent.

      SECTION 7.11. LISTING OF PARENT STOCK. The Parent agrees that (i) if the Parent applies to have Parent Stock listed for trading on any exchange or any market operated by NASDAQ, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such exchange or NASDAQ market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of Parent stock on any such exchange or NASDAQ market and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the trading market.

                                  ARTICLE VIII

                   Cancellation; Registration of Parent Stock

      Section 8.01 CANCELLATION. If by the close of business on the second business day following the Closing Date, the Parent shall not have raised at least $20 million from the sale of capital stock of the Parent (the "FINANCING"), then this Agreement and the consummation of the Transactions under this Agreement shall be deemed cancelled. Upon such cancellation, (i) the Stockholders shall promptly return the certificates representing the Shares to the transfer agent of the Parent for immediate cancellation, (ii) Halter shall have the right to notify Securities Transfer Corporation, the Parent's transfer agent, to place stop transfer restrictions on the Shares and (iii) Halter shall cause HFG International TO RETURN PROMPTLY ALL SUMS PAID TO HFG INTERNATIONAL BY THE COMPANY UNDER THE ADVISORY AGREEMENT.

      Section 8.02 PIGGYBACK REGISTRATION. if at any time after the Closing Date, the Parent shall file with the Commission a registration statement relating to an offering for its own account or the account of others, including participants in the Financing, under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), then the Parent shall include in such registration statement the shares of Parent stock listed on SCHEDULE 4.28 hereto (the "PIGGYBACK SHARES"), subject to customary underwriter cutbacks applicable to all holders of registration rights. The Parent shall bear the expenses incurred from the filing of such registration statement, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and accountants for the Parent, blue sky fees and expenses, the expenses of any special audits incident to or required by any such registration and the expense of any "comfort letters" (but excluding the compensation of regular employees of the Parent, which shall be paid in any event by the Parent). The holders of the Piggyback Shares shall bear all selling commissions or underwriter's discounts applicable to the sale of the Piggyback Shares. The holders of the Piggyback Shares shall not be entitled to receive any liquidated damages or other compensation paid by the Parent as a result of an untimely filing or declared effectiveness of the registration statement in which the Piggyback shares are included.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice);

                    If to Halter, to:

                    Halter Capital Corporation
                    2591 Dallas Parkway, Suite 102
                    Frisco, Texas 75034
                    Attention: Kevin Halter, Jr.
                    Telephone: (469) 633-0100
                    Telecopy: (469) 633-0188

                    If to the Stockholders, the Parent or the Company, to:

                    c/o Henan Zhongpin Food Share Co., Ltd. 21 Changshe Road Changge City, Henan Province The People's Republic of China Attention: Xianfu Zhu
                    Telecopier: (___) ___-____
                    Telephone:  (___) ___-____

                    with a copy to:

                    DeHeng Chen Chan, LLC
                    225 Broadway, Suit 1910
                    New York, New York 10007
                    Attention; Wesley J. Paul, Esq.
                    Telephone; (212) 608-6500
                    Telecopier: (212) 608-9050

      SECTION 9.02. AMENDMENTS; WAIVERS; NO ADDITIONAL CONSIDERATION. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Stockholders holding a majority OF THE Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall he offered or paid to any Stockholder to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Stockholders who then hold shares.

      SECTION 9.03. REPLACEMENT OF SHARES. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

      SECTION 9.04. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Stockholders, Parent and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      SECTION 9.05. INDEPENDENT NATURE OF STOCKHOLDERS' OBLIGATIONS AND RIGHTS. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. The decision of each Stockholder to acquire Shares pursuant to this Agreement has been made by such Stockholder independently of any other Stockholder. Nothing contained herein, and no action taken by any Stockholder pursuant thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each-Stockholders acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with making its investment hereunder and that no Stockholder will be acting as agent of such Stockholder in connection with monitoring its investment in the shares or enforcing its rights under this Agreement. Each Stockholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. Each of the Company and Parent acknowledge that each of the Stockholders has been provided with this same Agreement for the purpose of closing a transaction with multiple Stockholders and not because it was required or requested to do so by any Stockholder.

      SECTION 9.06. LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of a Stockholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such Stockholder, and that no trustee, officer, other investment vehicle or any other affiliate of such Stockholder or any investor, shareholder or holder of shares of beneficial interest of such Stockholder shall be personally liable for any liabilities of such Stockholder.

      SECTION 9.07. INTERPRETATION. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      SECTION 9-08. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 9.09. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

      SECTION 9.10. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter and the Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) are not intended to confer upon any person other than the parties any rights or remedies.

      SECTION 9.11. GOVERNING LAW- This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

      SECTION 9.12. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                      (SIGNATURES APPEAR ON THE NEXT PAGE)

      The parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

 The Parent:                               STRONG TECHNICAL INC.

                                           By:  /s/ Xiaomin Chen
                                              ----------------------------
                                                Name:  Xiaomin Chen
                                                Title: Authorized Representative

 The Company:                              FALCON LINK INVESTMENT LIMITED

                                           By:  /s/ Xiaomin Chen
                                              ----------------------------
                                                Name:  Xiaomin Chen
                                                Title: Authorized Representative

 AS TO ARTICLES IV, VIII AND TX ONLY:
                                           /s/ Kevin Halter, Jr.
                                           ---------------------------
                                           Kevin Halter, Jr.

          (Stockholder Share Exchange Agreement Signature Pages Follow]

          The parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

 The Stockholders:                                  /s/ Xianfu Zhu
                                                    ---------------------------
                                                    ZHU, Xianfu

                                                    /s/ Baoke Ben
                                                    ---------------------------
                                                    BEN, Baoke

                                                    /s/ Chaoyang Liu
                                                    ---------------------------
                                                    LIU, Chaoyang

                                                    /s/ Qinghe Wang
                                                    ---------------------------
                                                    WANG, Qinghe

                                                    /s/ Shuichi Si
                                                    ---------------------------
                                                    SI, Shuichi

                                                    /s/ Juanjuan Wang
                                                    ---------------------------
                                                    WANG, Juanjuan

                                                    /s/ Yousu  Lin
                                                    ---------------------------
                                                    LIN, Yousu

                                                    /s/ Qian Wang
                                                    ---------------------------
                                                    WANG, Qian

                                                    /s/ Yunchun Wang
                                                    ---------------------------
                                                    WANG, Yunchun

                                    EXHIBIT A

                 SHAREHOLDERS OF FALCON LINK INVESTMENT LIMITED

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     NUMBER OF
                                                                                          PERCENTAGE OF TOTAL        SHARES OF
                                                                       NUMBER OF SHARES       COMPANY SHARES       PARENT STOCK TO
                                                                       OF COMPANY STOCK   REPRESENTED BY SHARES    BE RECEIVED BY
NAME OF STOCKHOLDER              ADDRESS OF STOCKHOLDER                BEING EXCHANGED       BEING EXCHANGED        STOCKHOLDER
-----------------------------------------------------------------------------------------------------------------------------------
ZHU Xianfu                Zhongpin Inc.                                      5,660                56.60%             225,085,016
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
BEN Baoke                 Zhongpin Inc.                                        745                 7.45%              29,626,914
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
LIU Chaoyang              Zhongpin Inc.                                        551                 5.51%              21,911,986
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
WANG Qinghe               Zhongpin Inc.                                        544                 5.44%              21,633,613
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     NUMBER OF
                                                                                          PERCENTAGE OF TOTAL        SHARES OF
                                                                       NUMBER OF SHARES       COMPANY SHARES       PARENT STOCK TO
                                                                       OF COMPANY STOCK   REPRESENTED BY SHARES    BE RECEIVED BY
NAME OF STOCKHOLDER              ADDRESS OF STOCKHOLDER                BEING EXCHANGED       BEING EXCHANGED        STOCKHOLDER
-----------------------------------------------------------------------------------------------------------------------------------
SI Shuichi                Zhongpin Inc.                                        528              5.28%                 20,997,330
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
WANG Juanjuan             Zhongpin Inc.                                        472              4.72%                 18,770,340
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
LIN Yousu                 Zhongpin Inc.                                        500               5.00%                19,833,835
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
WANG Qian                 Zhongpin Inc.                                        500               5.00%                19,883,835
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

-----------------------------------------------------------------------------------------------------------------------------------
 WANG Yunchun             Zhongpin In                                          500               5.00%                19,883,835
                          c/o Henan Zhongpin Food Share Co., Ltd.
                          21 Changshe Road
                          Changge City, Henan Province
                          The People's Republic of China

------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                       10,000                100%               397,676,704
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                      Form of Opinion of Counsel to Parent




                    1. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted.

                    2.  The  Parent  has  the  requisite   corporate  power  and
 authority to enter into and perform its obligations under the Exchange Agreement, to consummate the Transactions and to issue the Shares. The execution, delivery and performance of the Exchange Agreement by the Parent, the consummation by it of the Transactions and the issuance of the Shares have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Parent or its Board of Directors is requiredThe Exchange Agreement has been duly executed and delivered, and the certificates representing the Shares have been duly executed, issued and delivered by the Parent and the Exchange Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms. The Shares are not subject to any preemptive rights under the Parent Charter or the Parent Bylaws.

                    3. The Shares have been duly authorized and, when delivered against payment in full as provided in the Exchange Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Parent Stock.

                    4. The execution, delivery and performance of and compliance with the terms of the Exchange Agreement, the consummation of the Transactions and the issuance of the Shares do not (a) violate any provision of the Parent Charter or Parent Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Parent is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Parent under any agreement or any commitment known to us to which the Parent is a party or by which the Parent is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Parent or by which any property or asset of the Parent is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

                    5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Parent is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Exchange Agreement or the offer, sale or issuance of the Shares, other than filings as may be required by applicable Federal and state securities laws and regulations.

                    6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Parent which questions the validity of the Exchange Agreement or the Transactions or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Parent or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Parent or any officers or directors of the Parent in their capacities as such.

      SCHEDULE 5.02(a)(iv) APPOINTMENT OF OFFICERS AND DIRECTORS

 Name                                         office

 ZHU Xianfu                               CEO and Chairman of the Board
 DEN Baoke                                Executive Vice President
 KONG Ronald                              Senior Vice President
 MA Yuanmei                               Chief Financial Officer and Secretary
 LI Xinyu                                 Director
 WANG Yunchun                             Director

 SCHEDULE 6.1(d)  POST-CLOSING CAPITALIZATION

 The Parent's authorized capital after giving effect to the Transactions consists of 800 million shares of common stock, par value $0.001 per share, and 20 million shares of preferred stock, par value $0.001 per share. After giving effect to the Transactions, the Parent has 415,442,354 shares of the Parent stock issued and outstanding.

 Set forth below is outstanding shares of Parent Stock and outstanding options and warrants exercisable to purchase shares of Parent Stock.

                                             NUMBER OF           NUMBER OF          TOTAL NUMBER
                                            SHARES OWNED      OPTIONS/WARRANTS        OF SHARES        OWNERSHIP
 STOCKHOLDER NAME                          (POST CLOSING)    OWNED (POST CLOSING)       OWNED          PERCENTAGE
 Zhu Xianfu                                  225,085,016             0                225,085,016        54.18%
 Ben Baoke                                    29,626,914             0                 29,626,914         7.13%
 Liu Chaoyang                                 21,911,986             0                 21,911,986         5.27%
 Wang Qinghe                                  21,633,613             0                 21,633,613         5.21%
 Si Shuichi                                   20,997,330             0                 20,997,330         5.05%
 Wang TuanjuaTi                               18,770,340             0                 18,770,340         4.52%
 Lin Yousu                                    19,883,835             0                 19,883,835         4.79%
 Wang Qian                                    19,883,835             0                 19,883,835         4.79%
 Wang Yunchun                                 19,883,835             0                 19,883,835         4.79%
 Halter Capital Corporation                    3,196,064             0                  3,196,064         0.77%
 Halter Financial Investments, L.P.            6,235,563             0                  6,235,563         1.50%
 Halter Financial Group, L.P.                  3,082,433             0                  3,082,433         0.74%
 M1Advisors, LLC                               2,120,940             0                  2,120,940         0.51%
 Other Stockholders*                           3,130,650             0                  3,130.650         0.75%
 TOTAL                                       415,442,354             0                415,442,354          100%

* Includes employees, consultants and other participants in the Parent's stock option plan.

The authorized capital stock of the Company consists of 50,000 shares, of which, 10,000 shares are issued and outstanding after giving effect to the Transactions. All of the outstanding shares of the Company are owned, beneficially and of record, by the Parent.